UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 1, 2007
Northwest Pipeline GP

(Exact name of registrant as specified in its charter)

Delaware	1-7414	26-1157701

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

295 Chipeta Way, Salt Lake City, Utah		84108

(Address of principal executive offices)		(Zip Code)
(801) 583-8800

(Registrant’s telephone number, including area code)
Northwest Pipeline Corporation

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry into a Material Definitive Agreement.
     As further described below, on October 1, 2007, Northwest Pipeline Corporation converted from a Delaware corporation to a general partnership, thereafter called Northwest Pipeline GP (the “Company”). Immediately following the conversion, the partners of the Company entered into a partnership agreement (the “Partnership Agreement”). The description of the Partnership Agreement in this Current Report is only a summary of the Partnership Agreement and is qualified in its entirety by reference to the provisions of the Partnership Agreement, a copy of which is attached as an exhibit to this Current Report.
     The Company is a Delaware general partnership whose purpose is generally to own and operate the Northwest interstate pipeline system and related facilities and to conduct such other business activities as its management committee may from time to time determine, provided that such activity either generates “qualifying income” (as defined in Section 7704 of the Internal Revenue Code of 1986, or the Code) or enhances operations that generate such qualified income. The partners holding partnership interests in the Company are WGPC Holdings, LLC (“WGPC Holdings”) and Williams Pipeline Partners Holdings LLC (“WPP Holdings”), both indirect, wholly owned subsidiaries of The Williams Companies, Inc. (“Williams”).
     Under the Partnership Agreement, each partner is prohibited from engaging in other business opportunities. However, any affiliate of a partner is free to compete with the business operations or activities of the Company or the other partner.
     Although management of the Company is vested in its partners, the partners of the Company have agreed to delegate management of the partnership to a management committee. Decisions or actions taken by the management committee of the Company will bind the Company. The management committee is composed of two representatives, with one representative being designated by each partner. Each representative has full authority to act on behalf of the partner that designated such representative with respect to matters pertaining to the partnership. The partners of the Company have agreed that each representative is an agent of the partner that designated that person and does not owe any duty (fiduciary or otherwise) to the Company, any other partner or any other representative.
     The management committee of the Company will meet no less often than quarterly, with the time and location of, and the agenda for, such meetings to be as the management committee determines. Special meetings of the management committee may be called at such times as a partner or management committee representative determines to be appropriate. Each member of the management committee is entitled to a vote equal to the percentage interest in the Company of the respective partner represented. Except as noted below, the vote of a majority of the percentage interests represented at a meeting properly called and held constitutes the action of the management committee. Any action of the management committee may be taken by unanimous written consent.
     The following actions will require the unanimous approval of the management committee:
•	the liquidation, dissolution or winding up of the Company or making any bankruptcy filing;

•	the issuance, incurrence, assumption or guarantee of any indebtedness or the pledge of any of the Company’s assets;

•	filing or resolving a Section 4 general rate case proceeding under the Natural Gas Act, or any other proceeding or controversy at the Federal Energy Regulatory Commission or an appeal of an order thereof, the outcome of which would cause (A) the Partnership’s revenues to be reduced by, or the Partnership to pay penalties, refunds or interest in excess of, $50 million or (B) the Partnership to agree to any criminal penalty;

•	any amendment of the Partnership Agreement;

•	any distributions to the Company’s partners, other than the distributions of available cash to be made at least quarterly as described below;

•	the admission of any person as a partner (other than a permitted transferee of a partner) or the issuance of any partnership interests or other equity interests of the Company;

•	the redemption, repurchase or other acquisition of interests in the Company;

•	the withdrawal of any partner from the Company;

•	the disposition of substantially all of the assets of the Company or any portion of such assets with a value exceeding $20 million;

•	any merger or consolidation of the Company with another person or any conversion or reorganization of the Company;

•	entering into any activity or business that may generate income that may not be “qualifying income” under Section 7704 of the Internal Revenue Code;

•	approval of the Company’s budget;

•	approval of a Transfer of an interest; and

•	removal of the operator of the Company or appointment of a successor operator.
     Under the Partnership Agreement, on or before the end of the calendar month following each quarter, the management committee of the Company is required to review the amount of available cash with respect to that quarter and distribute 100% of the available cash to the partners in accordance with their percentage interests, subject to limited exceptions. Available cash with respect to any quarter is generally defined as the sum of all cash and cash equivalents on hand at the end of the quarter, plus cash on hand from working capital borrowings made subsequent to the end of that quarter (as determined by the management committee), less cash reserves established by the management committee as necessary or appropriate for the conduct of the Company’s business.
     Generally, the Partnership Agreement allows the management committee to require the partners to make additional capital contributions in accordance with their percentage interests. The management committee may issue capital calls to fund working and maintenance capital expenditures, as well as to fund expansion capital expenditures.
     Each of the partners is allowed to transfer its general partnership interest in the Company to an affiliate that is a wholly-owned subsidiary of Williams or Williams Pipeline Partners L.P., respectively. Otherwise, each partner has a “right of first offer” that requires a partner to offer the general partnership interest to the other partner prior to selling the interest to a third party. If the partner declines the right of first offer, the partner wishing to sell its interest will have 120 days to sell the interest to a third party, provided that the sale is for at least equal value as offered to the other partner and other terms are not materially more favorable to the third party than the terms offered to the other partner.

     In general, all items of income, gain, loss and deduction will be allocated to the partners in accordance with their percentage interests.
     The Partnership Agreement provides that the Parachute Lateral project being developed by the Company is to be retained by WGPC Holdings. The Partnership Agreement also provides that, due to requisite regulatory approvals, the Company may be required to own or lease and operate the Parachute Lateral as an interim step towards moving these facilities to the gathering and processing function of Williams Field Services, until such regulatory approvals are obtained. During any period in which the Company owns or leases and operates the Parachute Lateral, all profit or loss from the Parachute Lateral will be allocated to WGPC Holdings, and all distributable cash from the Parachute Lateral will be distributed to WGPC Holdings.
     The Partnership Agreement provides that the capital expenditures related to the Colorado Hub Connection Project that has been proposed by the Company will be funded by the partner holding the interest held by WGPC Holdings as of October 1, 2007.
     Item 8.01 Other Events.
     On October 1, 2007, the Company converted from a corporation to a Delaware general partnership. The change in form of organization was effected by conversion pursuant to Section 266 of the Delaware General Corporation Law and Section 15-901 of the Delaware Partnership Act. Pursuant to the conversion, all rights and liabilities of the Company remained vested in the Company following the conversion.
     Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
2.1	Certificate of Conversion of Northwest Pipeline Corporation
3.1	Statement of Partnership Existence of Northwest Pipeline GP
3.2	Partnership Agreement of Northwest Pipeline GP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 2, 2007

NORTHWEST PIPELINE GP
By:	/s/ Brian K. Shore
Brian K. Shore, Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Certificate of Conversion of Northwest Pipeline Corporation
3.1	Statement of Partnership Existence of Northwest Pipeline GP
3.2	Partnership Agreement of Northwest Pipeline GP